Exhibit 1.2

EXECUTION VERSION

$30,000,000

COMPRESSION POLYMERS HOLDING CORPORATION

$30.0 million Senior Floating Rate Notes due 2012

PURCHASE AGREEMENT

April 25, 2006

April 25, 2006

Wachovia Capital Markets, LLC

One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288

Ladies and Gentlemen:

Compression Polymers Holding Corporation, a Delaware corporation (the “Issuer”), Compression Polymers Holding II Corporation, a Delaware corporation (“Holdings”), and each of the Guarantors (as hereinafter defined) hereby confirm their agreement with you (the “Initial Purchaser”), as set forth below:

The Issuer proposes to issue and sell to the Initial Purchaser $30.0 million aggregate amount of its Floating Rate Notes due 2012 (the “Notes”).

The Notes are being issued and sold in connection with the acquisition (the “Acquisition”) by the Issuer, of all of the outstanding shares of capital stock of Santana Holdings Corp., a Delaware corporation (“Santana Holdings”), the direct parent of Santana Products, Inc., a Delaware corporation (“Santana”) pursuant to a Stock Purchase Agreement dated as of April 20, 2006 (the “Stock Purchase Agreement”), as described in the Offering Memorandum (as defined below). On or after the Closing Date (as defined below), following the issuance and sale of the Notes to the Initial Purchaser and the satisfaction of all conditions to closing under the Stock Purchase Agreement, the Issuer will acquire Santana Holdings (the “Acquisition Closing Date”). The agreements and other documents governing the Acquisition, together with the Stock Purchase Agreement, are collectively referred to herein as the “Acquisition Documents.”  In addition, on the Closing Date the Issuer will amend its senior secured revolving credit facility (the “Credit Agreement” and, together with all other documents related to such facility, the “Credit Documents”) among itself, Holdings, the subsidiary guarantors party thereto, the lenders from time to time parties thereto and Wachovia Bank, National Association, as administrative agent for the lenders.

The Notes will be unconditionally guaranteed on a senior basis as to principal, premium, if any, and interest (such guarantees of the Notes under the Indenture, the “Guarantees”) by Holdings and the Subsidiaries (as hereinafter defined) (collectively, the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.”  The Notes are to be issued under an Indenture (the “Indenture”) dated as of July 5, 2005 by and among the Issuer, the Guarantors and the Trustee.

The Issuer has previously issued $65.0 million in aggregate principal amount of its Senior Floating Rate Notes due 2012 under the Indenture (the “July Notes”). The Notes constitute an additional issuance of notes under the Indenture. Except as otherwise described in the Offering Memorandum, the Notes will have identical terms to the July Notes and will be treated as a single class of notes for all purposes under the Indenture.

The Initial Purchaser and its direct and indirect transferees of the Securities will be entitled to the benefits of a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Issuer and the Guarantors will agree, among other things, to file one or more registration statements (the “Registration Statement(s)”) with the Securities and Exchange Commission (the “Commission”) registering the Securities or the Exchange Securities (as defined in each of the Registration Rights Agreements) under the Securities Act of 1933, as amended (the “Securities Act”).

This Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Note Documents.” The Note Documents, the Acquisition Documents and the Credit Documents are hereinafter referred to collectively as the “Transaction Documents.”  The issuance and sale of the Securities, the Acquisition and the effectiveness of the Credit Documents are collectively referred to as the “Transactions.”

The Notes (and the related Guarantees) will be offered and sold through the Initial Purchaser without being registered under the Securities Act to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). The Initial Purchaser has advised the Issuer that it will offer and sell the Notes purchased by it hereunder in accordance with Section 3 hereof as soon as the Initial Purchaser deems advisable.

In connection with the sale of the Notes, the Issuer has prepared a preliminary offering memorandum, dated April 25, 2006 (the “Preliminary Memorandum”), the Offering Memorandum (as defined below), and a Final Memorandum (as defined below). The Final Memorandum, the Preliminary Memorandum and the Offering Memorandum are each referred to herein as a “Memorandum.”  Each Memorandum sets forth certain information concerning the Issuer and the Guarantors, the Notes, the Transactions and the Transaction Documents. The Issuer hereby confirms that it has authorized the use of the Preliminary Memorandum and the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchaser in the manner contemplated by this Agreement.

Prior to the time when the sales of the Notes were first made (the “Time of Sale”), the Issuer has prepared and delivered to the Initial Purchaser a pricing supplement (the “Pricing Supplement”) dated April 25, 2006. The Pricing Supplement, together with the Preliminary Memorandum is referred to herein as the “Offering Memorandum.”

Promptly after the Time of Sale and in any event no later than the second business day following the Time of Sale, the Issuer will prepare and deliver to the Initial Purchaser a final offering memorandum dated April 25, 2006 (the “Final Memorandum”), which will consist of the Preliminary Offering Memorandum with such changes therein, including those required to reflect the information contained in the Pricing Supplement, and from and after the time such Final Memorandum is delivered to the Initial Purchaser, all references herein to the Offering Memorandum shall be deemed to be a reference to both the Offering Memorandum and the Final Memorandum.

On the Acquisition Closing Date, Santana shall become a party to this Agreement pursuant to a joinder agreement (the “Joinder Agreement”) substantially in the form of the joinder agreement attached as Exhibit C hereto.

1.             Representations and Warranties of the Issuer and the Guarantors. The Issuer and the Guarantors jointly and severally represent and warrant to, and agree with, the Initial Purchaser that as of the date hereof:

(a)           The Offering Memorandum at the Time of Sale and the Final Memorandum as of its date (and together with any amendment or supplement thereto), will not as of the Closing Date contain, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties set forth in this paragraph shall not apply to statements in or omissions from any Memorandum made in reliance upon and in conformity with information furnished in writing to the Issuer by the Initial Purchaser expressly for use therein, as specified in Section 11.

(b)           Each of the Issuer and the Guarantors has been duly organized, is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization; each of the Issuer and the Guarantors is duly qualified to do business as a foreign corporation or partnership, as applicable, under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect on the Issuer and the Guarantors taken as a whole. “Material Adverse Effect” shall mean a material adverse change in or effect on or any development having a prospective material adverse effect on (i) the business, operations, properties, assets, liabilities, condition (financial or otherwise), results of operations or management of the Issuer and the Guarantors, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Issuer and the Guarantors to perform their obligations under the Notes or the Transaction Documents.

(c)           Each of the Issuer and the Guarantors has full power (corporate and other) to own or lease its properties and conduct its business as described in each Memorandum; and each of the Issuer and the Guarantors has full power (corporate and other) to enter into the Transaction Documents and to carry out all the terms and provisions hereof and thereof to be carried out by it.

(d)           The capitalization of the Issuer shall be as set forth in the Offering Memorandum under the heading “Capitalization.”  All of the subsidiaries of the Issuer are listed on Exhibit B attached hereto (the “Subsidiaries”). All of the issued shares of capital stock of the Issuer and the Guarantors have been duly authorized and validly issued and are fully paid and nonassessable, and are owned free and clear of all liens, encumbrances, equities or claims, except as encumbered under the Credit Documents; and none of the outstanding shares of capital stock of the Issuer and the Guarantors was issued in violation of the preemptive or other similar rights of any security holder of the Issuer and the Guarantors.

(e)           No Subsidiary is prohibited, directly or indirectly, from paying any dividends to Holdings or the Issuer, from making any other distribution on its capital stock, from repaying to Holdings or the Issuer any loans or advances to such Subsidiary from Holdings or the Issuer or from transferring any of such Subsidiary’s property or assets to Holdings or the Issuer, except as provided by applicable laws or regulations, as permitted by the Indenture or as disclosed in the Offering Memorandum.

(f)            Except for employee and director stock options or as otherwise disclosed in the Offering Memorandum, there are no outstanding (i) securities or obligations of the Issuer or any Guarantor convertible into or exchangeable for any capital stock of the Issuer or any Guarantor, (ii) warrants, rights or options to subscribe for or purchase from the Issuer or any Guarantor any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Issuer or any Guarantor to issue any such capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(g)           Deloitte & Touche LLP, who has certified the historical financial statements of Holdings included in the Offering Memorandum and delivered its report with respect to the audited financial statements in the Offering Memorandum, is an independent public accountant with respect to Holdings within the meaning of the Securities Act and the applicable rules and regulations thereunder.

(h)           The financial statements (including the notes thereto) of Holdings in the Offering Memorandum fairly present in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholders’ equity of Holdings and its subsidiaries (or its predecessor entity, as the case may be) as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which has had or could reasonably be expected to have a Material Adverse Effect on the Issuer and its subsidiaries taken as a whole; such financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto). The assumptions used in preparing the pro forma financial statements included in the Offering Memorandum provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(i)            Subsequent to the date as of which information is given in the Offering Memorandum, (i) none of the Issuer or the Guarantors has incurred any material liability or obligation, direct or contingent, or entered into any material transaction in each case not in the ordinary course of business; (ii) none of the Issuer or the Subsidiaries have purchased any of their outstanding capital stock, and have not declared, paid or otherwise made any dividend or distribution of any kind on any class of their capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Issuer and the Subsidiaries, except as disclosed in the Offering Memorandum.

(j)            The Issuer and the Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(k)           This Agreement has been duly and validly authorized, executed and delivered by the Issuer and the Guarantors.

(l)            The Indenture has been duly and validly authorized, executed and delivered by the Issuer and the Guarantors and will constitute a valid and legally binding agreement of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (whether considered in a proceeding in equity or at law); and the Indenture will conform in all material respects to the description thereof in the Offering Memorandum and will be substantially in the form previously delivered to you.

(m)          The Registration Rights Agreement has been duly and validly authorized, and at the Closing Date, will be duly and validly executed and delivered by the Issuer and the Guarantors and will constitute a valid and legally binding agreement of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (whether considered in a proceeding in equity or at law), and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy; and the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum and will be substantially in the form previously delivered to you.

(n)           The Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to the rules and regulations of the Securities and Exchange Commission (the “Commission”) applicable to an indenture that is qualified thereunder.

(o)           The Notes have been duly and validly authorized, and at the Closing Date, will be duly and validly executed and delivered by the Issuer and will constitute valid and legally binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (whether considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(p)           The Exchange Notes (as defined in the Registration Rights Agreement) have been duly and validly authorized by the Issuer and, when the Exchange Notes are duly executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement and paid for as provided herein, the Exchange Notes will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (whether considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(q)           The Guarantees have been duly and validly authorized by each of the Guarantors and, assuming that the Notes have been issued and authenticated by the Trustee and delivered by the Issuer against payment by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of each of the Guarantors and will be entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (whether considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(r)            The execution, delivery and performance by the Issuer of this Agreement and the other Note Documents, the issuance and sale of the Notes and the compliance by the Issuer with all of the provisions of the Notes, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with, result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement, stockholders’ agreement or any other agreement or instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound or any of their respective properties are subject, or with the certificate of incorporation or by-laws of the Issuer or any Guarantor or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Issuer or any Guarantor, except for conflicts, breaches, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) (assuming the accuracy of the Initial Purchaser’s representations and warranties contained herein) require the consent, approval, authorization, order, registration or filing or qualification with any governmental authority or court, or body or arbitrator having jurisdiction over the Issuer or any Guarantor, except (y) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer, purchase or resale of the Notes by the Initial Purchaser and by Federal and applicable state securities laws with respect to the obligations of the Issuer and the Guarantors under the Registration Rights Agreement and (z) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings or qualifications could not reasonably be expected to have a Material Adverse Effect.

(s)           No legal or governmental proceedings or investigations are pending or, to the Issuer’s or the Guarantors’ knowledge, threatened to which the Issuer or any Guarantor is a party or to which any of the properties of the Issuer or any Guarantor are subject, other than proceedings accurately described in the Offering Memorandum and such proceedings or investigations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(t)            There are no material relationships, direct or indirect, between or among the Issuer or any Guarantor, on the one hand, and the respective directors, officers, stockholders, customers or suppliers of the Issuer or any Guarantor, on the other hand, that would be required to be disclosed by Item 404 of Regulation S-K under the Securities Act that are not so disclosed in the Offering Memorandum.

(u)           Each of the Issuer and the Guarantors is not now nor after giving effect to the issuance of the Notes, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby or described in the Offering Memorandum, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

(v)           None of the Issuer or the Guarantors or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) have distributed nor, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will distribute, any offering material in connection with the offering and sale of the Notes other than the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto.

(w)          Since the date of the latest audited financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto), otherwise than as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto), there has not occurred any change or development having a Material Adverse Effect on the Issuer and the Guarantors taken as a whole.

(x)            Each of the Issuer and the Guarantors has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by each of them that is material to the respective businesses of the Issuer and the Guarantors taken as a whole, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party except as set forth in each Memorandum and except as would be permitted as a “Permitted Lien” under the Indenture. Any property leased by the Issuer and the Guarantors is held under valid, subsisting and enforceable leases, and there is no known default under any such lease or any other event that with notice or lapse of time or both would constitute a default thereunder, except for defaults or events that would not, individually or in the aggregate, have a Material Adverse Effect on the Issuer and the Guarantors taken as a whole.

(y)           No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which the Issuer or any Subsidiary maintains, contributes to or has any obligation to contribute to, or with respect to which the Issuer or any Subsidiary has any liability, direct or indirect, contingent or otherwise (a “Plan”) which, in any case, would result in a Material Adverse Effect; except as would not result in a Material Adverse Effect, each Plan is in compliance in all respects with applicable law, including ERISA and the Code; except as would not result in a Material Adverse Effect, none of the Issuer or any Subsidiary has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and except as would not result in a Material Adverse Effect, each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and to the Issuer’s knowledge, nothing has occurred, whether by action or failure to act, which could reasonably be expected to result in a liability to any of the Issuer or the Guarantors in respect of the qualified status of any such plan.

(z)            Except as disclosed in the Offering Memorandum, no labor dispute with the employees of the Issuer or any Subsidiary exists, is imminent or is threatened, which could reasonably be expected to result in a Material Adverse Effect.

(aa)         Except as set forth in Schedule 3.14 of the stock purchase agreement dated March 12, 2005, by and among Compression Polymers Holdings LLC, the Issuer, Vycom Corp., Compression Polymers Corp., and CPCapitol Acquisition Corp. (the “March 2005 Stock Purchase Agreement”), the Issuer and the Guarantors own or otherwise possess adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted; except as set forth in Schedule 3.14 of the March 2005

Stock Purchase Agreement, none of the Issuer or the Guarantors has infringed or misappropriated the rights of any third party with respect to any of the foregoing and none of the Issuer or the Guarantors has received any notice, or is otherwise aware, of any infringement of or misappropriation of the rights of any third party with respect to any of the foregoing, except for notices the content of which if accurate would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Issuer and the Guarantors taken as a whole.

(bb)         The Issuer and the Guarantors are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent in the business in which it is engaged; and none of the Issuer and the Guarantors has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

(cc)         The Issuer and the Guarantors have complied, in all material respects, with all laws, ordinances, regulations and orders applicable to the Issuer and the Guarantors and their respective businesses, and none of the Issuer or the Guarantors has received any notice to the contrary, except for notices the content of which if accurate would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Issuer and the Guarantors taken as a whole; and each of the Issuer and the Guarantors possesses all material certificates, authorizations, permits, licenses, approvals, orders and franchises (collectively, “Licenses”) necessary to conduct their respective businesses in the manner and to the full extent now operated or proposed to be operated as described in the Offering Memorandum, in each case issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (collectively, the “Agencies”), except where the failure to so comply or to possess such Licenses would not reasonably be expected to have a Material Adverse Effect on the Issuer and the Guarantors taken as a whole. The Licenses are in full force and effect in all material respects and no proceeding has been instituted or, to the Issuer’s and the Guarantors’ knowledge, is threatened or contemplated which in any manner affects or calls into question the validity or effectiveness thereof in all material respects.

(dd)         Except as set forth in Schedule 3.11 to the March 2005 Stock Purchase Agreement:

(i)            To the best of their knowledge, the Issuer and the Guarantors are in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to:  human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources (“Environmental Law”), except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Issuer and the Guarantors taken as a whole;

(ii)           To the best of their knowledge, the Issuer and the Guarantors have obtained and are in material compliance with the conditions of all permits, authorizations, licenses, registrations and other governmental consents required by applicable Environmental Law for the continued conduct in the manner currently conducted of their respective businesses (“Environmental Permits”); and

(iii)          None of the Issuer or the Guarantors has received any written claim, complaint, notice (including, without limitation, any notice that such Issuer or Guarantor or any of such Issuer’s or Guarantor’s predecessors is or may be a potentially responsible person or otherwise liable in connection with any site), report or other information regarding any actual or alleged violation of Environmental Law, or any liabilities for personal injury, property damage, investigatory or cleanup obligations or environmental matters arising under Environmental Law, the subject matter of which would reasonably be expected to have a Material Adverse Effect.

(ee)         None of the Issuer or the Guarantors is in violation of its certificate of incorporation or its bylaws, and no default or breach exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, loan agreement, stockholders’ agreement or any other agreement or instrument to which the Issuer or the Guarantors is or are a party or by which the Issuer or the Guarantors is or are bound or to which any of their respective properties are subject, except for defaults or breaches which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Issuer and the Guarantors taken as a whole.

(ff)           None of the Issuer or the Guarantors is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum will be, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg)         Within the preceding six months, none of the Issuer, the Guarantors or any of their respective Affiliates (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), has, directly or through any agent, made offers or sales of any security of the Issuer or the Guarantors, or solicited offers to buy or otherwise negotiated in respect of any securities of the Issuer or the Guarantors of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchaser hereunder and the July Notes.

(hh)         None of the Issuer, the Guarantors or any of their respective Affiliates has, directly or through any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(ii)           None of the Issuer, the Guarantors, any of their respective Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

(jj)           None of the Issuer, the Guarantors or any of their respective Affiliates (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), has taken, nor will any of them take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Notes; nor have the Issuer, the Guarantors or any of their respective Affiliates (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made) paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Issuer (except as contemplated by this Agreement or as otherwise disclosed in writing to the Initial Purchaser).

(kk)         On the Closing Date, the Notes will satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(ll)           Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 3 hereof and compliance by the Initial Purchaser with their agreements and procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser on the Closing Date in the manner contemplated by this Agreement and disclosed in each Memorandum to register the Notes or the related Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act on the Closing Date.

(mm)       Except as disclosed in the Offering Memorandum or as otherwise disclosed in writing to the Initial Purchaser, there are no agreements, arrangements or understandings that will require the payment of any commissions, fees or other remuneration to any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement.

(nn)         The Issuer does not intend to treat any of the transactions contemplated by the Transaction Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Issuer determines to take any action inconsistent with such intention, it will promptly notify the Initial Purchaser thereof. Accordingly, if the Issuer so notifies the Initial Purchaser, the Issuer acknowledges that the Initial Purchaser may treat its purchase and resale of Notes as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Initial Purchaser will maintain the lists and other records required by such Treasury Regulation.

Each certificate signed by any officer of the Issuer or the Guarantors and delivered to the Initial Purchaser or its counsel shall be deemed to be a representation and warranty by the Issuer or the Guarantors, as the case may be, to the Initial Purchaser as to the matters covered thereby.

2.             Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Initial Purchaser agrees to purchase from the Issuer all of the Notes at a purchase price equal to 98.5% of the principal amount thereof plus accrued interest from January 1, 2006. One or more certificates in definitive form or global form, as instructed by the Initial Purchaser for the Notes that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Issuer not later than one full business day prior to the Closing Date (as defined below), shall be delivered by or on behalf of the Issuer to the Initial Purchaser. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005, at 10:00 A.M., New York City time, on April 28, 2006, or at such other place, time or date as the Initial Purchaser and the Issuer may agree upon in writing, such time and date of delivery against payment being herein referred to as the “Closing Date.”  The Issuer will make such certificate or certificates for the Notes available for examination by the Initial Purchaser at the New York, NY offices of counsel for the Issuer not later than the business day prior to the Closing Date.

3.             Offering of the Notes and the Initial Purchaser’s Representations and Warranties. The Initial Purchaser represents and warrants to and agrees with the Issuer that:

(a)           It is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”).

(b)           It will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs or (B) in the case of offers outside the United States, to persons other than U.S. persons (including dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Offering Memorandum under the caption “Notice to Investors.”

(c)           It will not offer or sell the Notes using any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) under the Securities Act.

(d)           With respect to offers and sales outside the United States:

(i)            at or prior to the confirmation of any sale of any Notes sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period (as defined in Regulation S) a confirmation or notice substantially to the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and April 28, 2006, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S”; and

(ii)           the Initial Purchaser has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 3(b) hereof; accordingly, the Initial Purchaser has not engaged nor will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and the Initial Purchaser has complied and will comply with the offering restrictions requirements of Regulation S.

Terms used in this Section 3(d) have the meanings given to them by Regulation S.

4.             Covenants of the Issuer and the Guarantors. Each of the Issuer and Guarantors covenants and agrees with the Initial Purchaser as follows:

(a)           To prepare the Final Memorandum in the form approved by the Initial Purchaser and not to amend or supplement the Final Memorandum without first furnishing to the Initial Purchaser a copy of such proposed amendment or supplement to which the Initial Purchaser may reasonably object, unless in the Issuer’s judgment the making or use of such amendment or supplement is necessary to comply with the securities laws.

(b)           To furnish to the Initial Purchaser and to counsel for the Initial Purchaser (i) concurrently with the Time of Sale, the Pricing Supplement and (ii) during the period referred to in paragraph (d) below, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they reasonably may request.

(c)           To cooperate with the Initial Purchaser to (i) qualify the Notes and the Guarantees for sale by the Initial Purchaser under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may reasonably request and (ii) maintain such qualifications for so long as required for the offering and resale of the Notes by the Initial Purchaser, provided that the Issuer and the Guarantors shall not be required to (i) qualify as foreign corporations or other entities or as dealers in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction, (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject or (iv) make any change to its certificate of incorporation or by-laws or any agreement between itself and its stockholders. The Issuer will promptly advise the Initial Purchaser of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(d)           At any time prior to the completion of the distribution of the Notes by the Initial Purchaser, if any event occurs or condition exists as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect, or if it should be necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Issuers will promptly (i) notify the Initial Purchaser of the same; (ii) subject to the requirements of paragraph (a) of this Section 4, prepare and provide to the Initial Purchaser, at its own expense, an amendment or supplement to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading in any material respect or so that the Offering Memorandum, as amended or supplemented, will comply with applicable law; and (iii) supply any supplemented or amended Offering Memorandum to the Initial Purchaser and counsel for the Initial Purchaser, without charge, in such quantities as may be reasonably requested.

(e)           At any time prior to the completion of the distribution of the Notes by the Initial Purchaser but no later than 180 days following the date of the Offering Memorandum, the Issuer will deliver to the Initial Purchaser such additional information concerning the business and financial condition of the Issuer as the Initial Purchaser may from time to time reasonably request and whenever it or any of its subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Notes under this Agreement, shall promptly notify the Initial Purchaser as to the nature of such information or event. The Issuer will likewise notify the Initial Purchaser of (i) any decrease in the rating of the Notes or any other debt securities of the Issuer by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, with respect to its rating of the Notes, as soon as the Issuer becomes aware of any such decrease, notice or public announcement.

(f)            Not to, and not to permit any of their Affiliates (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made) to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144, 144A or Regulation S under the Securities Act.

(g)           Not to, and to cause any of their respective Affiliates, or anyone acting on their or such persons’ behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), not to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(h)           Not to, and to cause any of their respective Affiliates, or anyone acting on their or such persons’ behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), not to, engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and each of them will comply with the offering restrictions requirements of Regulation S.

(i)            Not to, and to cause any of their respective Affiliates, or anyone acting on their or such persons’ behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any securities of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchaser hereunder or the July Notes, that are or will be integrated with the sale of the Notes, in a manner which would require the registration under the Securities Act of the Notes.

(j)            So long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Issuer is not then subject to Section 13 or 15(d) of the Exchange Act, to provide at its expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

(k)           To apply the net proceeds from the sale of the Notes as set forth under the heading “Use of Proceeds” in the Offering Memorandum.

(l)            Until completion of the distribution, not to, and to not permit any of its Affiliates (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made) to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Notes.

(m)          Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:

THIS NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED AND THE OFFERING MEMORANDUM PURSUANT TO WHICH THIS NOTE WAS ORIGINALLY SOLD. THE HOLDER OF THE NOTE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY A PROPOSED TRANSFEREE OF THE NOTICE OF THE RESALE RESTRICTIONS APPLICABLE TO THE NOTE.

THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, (II) A “PLAN” DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED TO HOLD “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS UNDER ERISA AND/OR SECTION 4975 OF THE CODE OR UNDER ANY PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS. BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.

(n)           The Issuer acknowledges and agrees that the Initial Purchaser is acting solely in the capacity of an arm’s-length contractual counterparty to the Issuer with respect to the offering of the Notes and the Guarantees contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or any Guarantor. Additionally, the Initial Purchaser is not advising the Issuer or any Guarantor as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchaser shall have no responsibility or liability to the Issuer with respect thereto, except for the obligations expressly set forth in this Agreement. Any review by the Initial Purchaser of the Issuer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchaser and shall not be on behalf of the Issuer.

5.             Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Issuer and the Guarantors will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the Issuer’s counsel and the Issuer’s accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchaser, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchaser, including any transfer or other taxes payable thereon, (iii) the reasonable cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all reasonable expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 4(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection with such qualification and in connection with the Blue Sky or legal investment memorandum which shall not exceed $3,500, (iv) any fees charged by rating agencies for the rating of the Notes, (v) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any paying agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Notes, (viii) except as otherwise provided in the last sentence of this Section 5, all costs and expenses relating to any “road show” travel and lodging expenses of the officers of the Issuer, and 50% of the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Issuer hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as otherwise provided in this Agreement, the Initial Purchaser will pay all of its costs and expenses, including fees and disbursements of its counsel, transfer taxes payable on resale of any of the Notes by it and any advertising expenses connected with any offers it may make, and all road show travel and lodging expenses of their own employees, including 50% of the cost of any aircraft chartered in connection with the road show.

6.             Conditions to the Initial Purchaser’s Obligations. The obligations of the Initial Purchaser to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Issuer and the Guarantors in Section 1 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Issuer’s officers made pursuant to the provisions hereof, to the performance by the Issuer and the Guarantors of their covenants and agreements hereunder required to be performed or satisfied at or prior to the Closing Date, and to the following additional conditions:

(a)           The Initial Purchaser shall have received an opinion, dated the Closing Date, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Issuer and the Guarantors, in form and substance satisfactory to the Initial Purchaser, substantially to the effect set forth in Exhibit A hereto. In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Issuer and the Guarantors and certificates or other written statements of official jurisdictions having custody of documents respecting the corporate existence or good standing of the Issuer and the Guarantors.

(b)           The Initial Purchaser shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchaser, with respect to the issuance and sale of the Notes and such other related matters as the Initial Purchaser may reasonably require, and the Issuer shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

(c)           The Initial Purchaser shall have received on each of the date hereof and on the Closing Date a letter, dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and counsel for the Initial Purchaser, from (i) Deloitte & Touche LLP, independent public accountants, and (ii) Grant Thornton LLP, independent public accountants, each containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum, as applicable; provided that each letter shall use a “cut-off date” within three business days of the date of such letter and that their procedures reflected in each such letter dated as of the Closing Date shall extend to financial information in the Final Memorandum not contained in the Preliminary Memorandum. References to the Offering Memorandum in this paragraph (c) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of each such letter.

(d)           Since the date as of which information is given in the Offering Memorandum, there shall not have been any event or condition which would have a Material Adverse Effect, otherwise than as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any such case, is, in the sole reasonable judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to market the Notes on the terms and in the manner described in the Offering Memorandum (exclusive of any amendment or supplement thereto).

(e)           The Initial Purchaser shall have received a certificate, dated the Closing Date and in form and substance satisfactory to the Initial Purchaser, of the Chief Executive Officer and the Chief Financial Officer of the Issuer as to the accuracy of the representations and warranties of the Issuer in this Agreement at and as of the Closing Date in all material respects (except for such representations and warranties that are qualified by materiality, which shall be accurate in all respects); that the Issuer and the Guarantors have performed all covenants and agreements and satisfied all conditions on its part required to be performed or satisfied at or prior to the Closing Date in all material respects (except for such covenants and conditions that are qualified by materiality, which shall have been performed and satisfied in all respects); and as to the matters set forth in Section 6(d).

(f)            The Notes shall have been designated for trading on PORTAL.

(g)           The Notes shall be eligible for clearance and settlement through The Depository Trust Company and Clearstream Banking and the Euroclear System, if necessary.

(h)           The Issuer and the Guarantors shall have executed and delivered the Credit Documents and the Initial Purchaser shall have received copies thereof. Either (i) each of the Transactions shall have been consummated substantially concurrent with this offering without any amendment or waiver of any of the Transaction Documents (other than any such amendment or waiver approved by the Initial Purchaser), and the Initial Purchaser shall have received satisfactory evidence thereof or (ii) the proceeds of this offering shall be deposited into an escrow account on terms satisfactory to the Initial Purchaser.

(i)            On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further certificates, documents or other information as they may have reasonably requested from the Issuer.

7.             Indemnification and Contribution. (a)  The Issuer and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser or such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto; or (ii) the omission or alleged omission to state in the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse, as incurred, the Initial Purchaser and each such other person for any legal or other out-of-pocket expenses reasonably incurred by the Initial Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuer by such Initial Purchaser specifically for use therein as set forth in Section 11 hereof.

(b)           The Initial Purchaser will indemnify and hold harmless the Issuer and the Guarantors and their respective affiliates, directors, officers and each person, if any, who controls any of the Issuer and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuer and the Guarantors, any such affiliates, directors or officers or such controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer and the Guarantors by the Initial Purchaser specifically for use therein as set forth in Section 11 hereof and, subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any legal or other expenses reasonably incurred by the Issuer and the Guarantors or any such affiliates, directors or officers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action in respect thereof.

(c)           Promptly after receipt by any person to whom indemnity may be available under this Section 7 (the “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 7 (the “indemnifying party”), notify such indemnifying party of the commencement thereof in writing; but the failure so to notify such indemnifying party will not relieve such indemnifying party from any liability which it may have to such indemnified party otherwise than under this Section 7 (except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure). In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, such indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) such indemnifying party does not promptly retain counsel reasonably satisfactory to such indemnified party or (iii) such indemnifying party has authorized in writing the employment of counsel for such indemnified party at the expense of the indemnifying party. It is understood and agreed that the indemnifying person shall not, in connection with any action or related action in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (together with local counsel) for all indemnified persons that has been approved by the indemnifying party. Except as set forth below, an indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by (i), (ii) or (iii) of the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (z) such indemnified party shall have given the indemnifying party at least 30 days prior notice of its intention to settle. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding.

(d)           (i) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient although appropriate in accordance with its terms, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) (“Losses”), the Issuer and the Guarantors, on the one hand, and the Initial Purchaser, on the other, in order to provide for just and equitable contribution, in lieu of indemnifying such indemnified person thereunder, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Issuer and the Guarantors, on the one hand, and the Initial Purchaser, on the other, may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors, on the one hand, and the Initial Purchaser, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Issuer and the Guarantors, on the one hand, and the Initial Purchaser, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative benefits received by the Issuer and the Guarantors, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Initial Purchaser from the Issuer in connection with the purchase of the Notes hereunder as set forth in the Final Memorandum. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors or the Initial Purchaser, the parties’ intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuer and the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation (even if the Initial Purchaser were treated as one entity for such purpose) that does not take into account the equitable considerations referred to above. Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by such Initial Purchaser from the Issuer in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 7(a) hereof shall have the same rights to contribution as the Initial Purchaser, and each affiliate, director or officer of the Issuer and the Guarantors and each person, if any, who controls the Issuer and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuer and the Guarantors.

(e)           The obligations of the Issuer and the Guarantors under this Section 7 shall be in addition to any obligations or liabilities which the Issuer and the Guarantors may otherwise have and the obligations of the respective Initial Purchaser under this Section 7 shall be in addition to any obligations or liabilities which the Initial Purchaser may otherwise have.

8.             Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuer and the Guarantors, their respective officers, and the Initial Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuer and the Guarantors, their respective officers or directors or any controlling person referred to in Section 7 hereof or the Initial Purchaser and (ii) delivery of and payment for the Notes.

9.             Termination.

(a)           The Initial Purchaser may terminate this Agreement with respect to the Notes by notice to the Issuer if, at or prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the NASDAQ National Market or in the over-the-counter market, or trading in any securities of the Issuer or the Guarantors on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market; (ii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States;

(iii) a general banking moratorium shall have been declared by New York or United States authorities; or (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) the occurrence of any other calamity or crisis involving the United States or (D) any change in general economic, political or financial conditions which has an effect on the U.S. financial markets that, in the case of any event described in this clause (iv), in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Notes as disclosed in the Preliminary Memorandum or the Offering Memorandum, exclusive of any amendment or supplement thereto.

(b)           Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party.

10.           [Intentionally Omitted].

11.           Information Supplied by Initial Purchaser. The statements set forth in the second paragraph, the second, fourth and fifth sentences of the third paragraph, the third sentence of the fifth paragraph and the sixth paragraph under the heading “Plan of Distribution” in the Preliminary Memorandum and the Offering Memorandum, to the extent such statements relate to the Initial Purchaser, constitute the only information furnished by the Initial Purchaser to the Issuer for the purposes of Sections 1(a) and 7 hereof.

12.           Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Wachovia Capital Markets, LLC, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288-0604, Attention:  Jay Braden, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005, Attention:  Luis R. Penalver, and if sent to the Issuer, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Issuer at Compression Polymers Holding Corporation, 801 Corey Street, Scranton, PA 18505, Attention:  Scott Harrison, with copies to (a) AEA Investors LLC , 65 East 55th Street, New York, NY 10022, Attention:  General Counsel’s office, and (b) Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY, 10004, Attention:  Stuart Gelfond.

13.           Successors. This Agreement shall inure to the benefit of and shall be binding upon the Initial Purchaser, the Issuer and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Initial Purchaser, the Issuer and the Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Issuer and the Guarantors contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 7 of this Agreement shall also be for the benefit of the affiliates, directors and officers of the Issuer and the Guarantors, and any person or persons who control the Issuer and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchaser shall be deemed a successor to the Initial Purchaser because of such purchase.

14.           Applicable Law. This Agreement shall be governed by the laws of the State of New York.

15.           Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. (a)  All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is non-exclusive.

(b)           Each party agrees that any service of process or other legal summons in connection with any Proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 12 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

16.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Issuer, the Guarantors and the Initial Purchaser.

Very truly yours,

COMPRESSION POLYMERS HOLDING CORPORATION
COMPRESSION POLYMERS HOLDING II CORPORATION
COMPRESSION POLYMERS CORP.
VYCOM CORP.
CPCAPITOL ACQUISITION CORP.

		By:	/s/ SCOTT HARRISON
			Name:	Scott Harrison
			Title:	Senior Vice President and Chief Financial Officer

CPH SUB I CORPORATION
CPH SUB II CORPORATION
CPC SUB I CORPORATION
VC SUB I CORPORATION

		By:	/s/ SHIVANANDAN A. DALVIE
			Name:	Shivanandan A. Dalvie
			Title:	President, Assistant Secretary and Treasurer

Accepted as of the date hereof.

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ ROBERT H. JOHNSON, JR
Name: Robert H. Johnson, Jr
Title: Managing Director

EXHIBIT A

FORM OF OPINION OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

A-1

EXHIBIT B

SUBSIDIARIES

COMPRESSION POLYMERS CORP.

VYCOM CORP.

CPCAPITOL ACQUISITION CORP.

CPH SUB I CORPORATION

CPH SUB II CORPORATION

CPC SUB I CORPORATION

VC SUB I CORPORATION

B-1